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                                                                    Exhibit 10.1

SILICON VALLEY BANK

                           AMENDMENT TO LOAN DOCUMENTS

BORROWER:   LASERSCOPE
ADDRESS:    3070 ORCHARD DRIVE
            SAN JOSE, CALIFORNIA  95134

DATE:       SEPTEMBER 25, 2003

      THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank ("Silicon") and the borrower named above ("Borrower").

      The Parties agree to amend the Loan and Security Agreement between them, dated October 1, 1999 (as otherwise amended, the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

      1. MODIFIED TERMINATION FEE. Section 6.2 of the Loan Agreement is hereby amended to read as follows:

         6.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Silicon; or
         (ii) by Silicon at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Silicon under this Section 6.2, Borrower shall pay to Silicon a termination fee in an amount equal to two percent (2%) of the Maximum Credit Limit if the effective date of termination occurs within six months after September 30, 2003, or one percent (1%) of the Maximum Credit Limit if the effective date of termination occurs thereafter, provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank. The termination fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

      2. MODIFIED CREDIT LIMIT (MODIFIED INVENTORY LOANS AND ADDITION OF CASH MANAGEMENT SUBLIMIT). The Credit Limit set forth in Section 1 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:


1. CREDIT LIMIT
   (Section 1.1):       An amount not to exceed the lesser of a total of
                        $5,000,000 at any one time outstanding (the "Maximum
                        Credit Limit"), or the sum or (a) and (b) below:

                           (a) Receivable Loans. Loans (the "Receivable Loans") in an amount up to 80% (an "Advance Rate") of the amount of Borrower's Eligible Receivables (as defined in Section 8 above), plus



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                           (b) Inventory Loans. Loans (the "Inventory Loans") in
                           an amount up to the lesser of:

                                    (1)      25% (and "Advance Rate") of the
                                             value of Borrower's Eligible
                                             Inventory (as defined in Section 8
                                             above), calculated at the lower of
                                             cost or market value and determined
                                             on a first-in, first-out basis, or

                                    (2)      an amount equal to 25% (an "Advance
                                             Rate") of the Borrower's Eligible
                                             Receivables (as defined in Section
                                             8 above); or

                                    (3)      $500,000.

                           Silicon may, from time to time, modify the Advance Rates, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Receivables, its evaluation of the Inventory or other issues or factors relating to the Receivables, Inventory or other Collateral. Without limiting the definition of "Eligible Receivables", receivables owing to Borrower's subsidiaries shall not constitute Eligible Receivables.

LETTER OF CREDIT
SUBLIMIT

(Section 1.5):    $2,000,000.

CASH MANAGEMENT SERVICES AND
RESERVES:         Borrower may use up to $1,000,000 of Loans available hereunder for Silicon's Cash Management Services, including, merchant services (up to a maximum of $10,000), business credit card, and other services identified in the cash management services agreement related to such service (the "Cash Management
                  Services"). Silicon may, in its sole discretion, reserve against Loans which would otherwise be available hereunder such sums as Silicon shall determine in its good faith business judgment in connection with the Cash Management
                  Services, and Silicon may charge to Borrower's Loan account, any amounts that may become due or owing to Silicon in connection with the Cash Management Services. Borrower agrees to execute and deliver to Silicon all standard form applications and agreements of Silicon in connection with the Cash Management Services, and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Silicon in connection with the Cash Management Services. The Cash Management Services shall terminate on the Maturity Date.

3. MODIFIED INTEREST RATE. Section 2 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:
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      2.    INTEREST.
            INTEREST RATE
            (Section 1.2): A rate equal to the "Prime Rate" in effect from time to time, plus 2.0% per annum; provided, however, while that certain Streamline Facility Agreement between Borrower and Silicon of approximate even date herewith (the "Streamline Agreement") is in effect, then a rate equal to the "Prime Rate" in effect from time to time, plus 1.0% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

            MINIMUM MONTHLY
            INTEREST
            (Section 1.2):  None.

      4. MODIFIED COLLATERAL MONITORING FEE. The Collateral Monitoring Fee set forth in Section 3 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

         Collateral Monitoring Fee: $1,000, per calendar month, payable in arrears (prorated for any partial calendar month at the beginning and at termination of this Agreement); provided, however, such fee will not be applicable while the Streamline Agreement is in effect.

      5. MODIFIED MATURITY DATE. Section 4 of the Schedule to Loan and Security Agreement is hereby amended in its entirety to read as follows:

         4.    MATURITY DATE

               (Section 6.1):       September 29, 2004.

      6. MODIFIED TANGIBLE NET WORTH COVENANT. Section 5 of the Schedule to Loan and Security Agreement is hereby amended in its entirety to read as follows:

         5.    FINANCIAL
               COVENANTS

               (Section 5.1):

                                    Borrower shall comply with each of the
                                    following covenant(s). Compliance shall be determined as of the end of each month:

               MINIMUM TANGIBLE     Borrower shall maintain a Tangible Net Worth
               NET WORTH:           of not less than $13,000,000, plus (i) 50%
                                    of all consideration received after the date hereof for equity securities and subordinated debt of the Borrower, plus (ii)
                                    50% of the Borrower's net income in each fiscal quarter ending after the date hereof.
                                    Increases in the Minimum Tangible Net Worth
                                    Covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum
                                    Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum
                                    Tangible Net Worth Covenant be decreased.

                DEFINITIONS.        For purposes of the foregoing financial
                                    covenants, the following term shall have the following meaning:

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                                    "Tangible Net Worth" shall mean the excess
                                    of total assets over total liabilities,
                                    determined in accordance with generally
                                    accepted accounting principles, with the following adjustments:

                                    (A)      there shall be excluded from
                                             assets: (i) notes, accounts
                                             receivable and other obligations
                                             owing to the Borrower from its
                                             officers or other Affiliates, and
                                             (ii) all assets which would be
                                             classified as intangible assets
                                             under generally accepted accounting
                                             principles, including without
                                             limitation goodwill, licenses,
                                             patents, trademarks, trade names,
                                             copyrights, capitalized software
                                             and organizational costs, licenses
                                             and franchises.

                  (B) there shall be excluded from liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon in its discretion.

                  7. MODIFIED COVENANT REGARDING BANKING RELATIONSHIP. Section 9(1) of the Schedule to Loan and Security Agreement is hereby amended in its entirety to read as follows:BANKING RELATIONSHIP. Borrower shall at all times maintain its primary banking relationship with Silicon. Borrower covenants that while this Agreement is in effect, the value of the investments in its D.B. Alex. Brown Account in excess of $200,000 (the "Cap") will be deposited in Borrower's account at Silicon within five working days of the end of each month. Silicon, in turn, hereby agrees that so long as Borrower acts in accordance with the preceding sentence, Silicon will not require Borrower to cause Alex Brown to execute a Securities Account Control Agreement (or other control agreement) with respect to the Borrower's investments maintained at Alex Brown.

                  8. MODIFIED PERCENTAGE REGARDING SUBSIDIARY RECEIVABLES.
         Section 9(5) of the Schedule to Loan and Security Agreement that currently reads as follows:

                  (5) SUBSIDIARY RECEIVABLES. Without limiting any of the other terms or provisions of this Agreement, Borrower shall not at any time permit the total outstanding Receivables owing to Borrower from all of its partially and wholly-owned subsidiaries combined, which arise after the date hereof, to exceed 50% of Borrower's total Receivables.

is hereby deleted.

                  9. RENAISSANCE NOTES AND INDEBTEDNESS. Borrower is party to that certain 8.00% Convertible Debenture No. 1 issued February 11, 2000 by Borrower in favor of Renaissance Capital Growth & Income Fund III, Inc. in the original principal amount of $1,500,000 and that certain 8.00% Convertible Debenture No. 2 issued February 11, 2000 by Borrower in favor of Renaissance US Growth & Income Trust PLC in the original principal amount of $1,500,000 (collectively, the "Renaissance Notes"). Silicon hereby agrees that it will not require Renaissance Capital Group, Inc., as agent for Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth & Income Trust PLC (collectively, "Renaissance"), to execute a subordination agreement on Silicon's standard form with respect to the indebtedness evidenced by the Renaissance Note and any related security interest. In addition, provided that, so long as no Default or Event of Default has occurred under the Loan Agreement or any other written document or agreement between Borrower and Silicon, both before and after giving effect to the following payments, Borrower may make, and Renaissance may accept, payment of the following amounts under the Renaissance Notes: (i) Regularly scheduled payments of interest as set forth in the Renaissance Notes; and (ii) Regularly scheduled payments of principal equal to 1% of the outstanding principal amount of the indebtedness as set forth in the Renaissance Notes.

                  10. FEE. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $20,000, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower's loan account.


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         11. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

         12. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

BORROWER:                                    SILICON:

LASERSCOPE                                   SILICON VALLEY BANK

BY  /S/ DENNIS LALUMANDIERE                  BY  /S/ CHRISTOPHER C. HILL
  --------------------------------             --------------------------------
      PRESIDENT OR VICE PRESIDENT            TITLE  SENIOR VICE PRESIDENT
                                                  -----------------------------

BY
  --------------------------------
    SECRETARY OR ASS'T SECRETARY


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                                     CONSENT

         The undersigned acknowledges that its consent to the foregoing Agreement is not required, but the undersigned nevertheless does hereby consent to the foregoing Agreement and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Guarantee of the undersigned, all of which are hereby ratified and affirmed.

                                          LASERSCOPE (UK) LIMITED

                                          BY  /S/ DENNIS LALUMANDIERE
                                            -----------------------------

                                          TITLE  VICE PRESIDENT, FINANCE
                                                 AND CHIEF FINANCIAL OFFICER